UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 22, 2009

MathStar, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51560	41-1881957
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

19075 N.W. Tanasbourne Drive, Suite 200, Hillsboro, OR		97124
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (503) 726-5500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  On June 22, 2009, Michael O. Maerz resigned from the Board of Directors of MathStar, Inc. (the “Company”).  Mr. Maerz said in his resignation letter to the Company that the additional time he is spending on several Mercy Corps programs and other activities made it impractical to spend his time on the critical alternatives that the Company’s Board of Directors is evaluating.  Mr. Maerz had previously determined not to stand for re-election at the Company’s annual meeting of stockholders to be held in 2009.  Mr. Maerz was a member of the Board’s Compensation Committee and Governance and Nominating Committee.

The Board thanks Mr. Maerz for his service to the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MathStar, Inc.

Date: June 22, 2009.
	By	/s/ Douglas M. Pihl
Chief Executive Officer and
Chief Financial Officer
(Principal Executive Officer and
Principal Financial Officer)